ISECURETRAC CORP.


                           Certificate of Designation,
                    Preferences and Rights of Preferred Stock
                     by Resolution of the Board of Directors
                            Providing for an Issue of
                       1,000,000 Shares of Preferred Stock
                       Designated "Series C 8% Cumulative,
                    Compounding Exchangeable Preferred Stock"

                                 --------------

      iSecureTrac Corp. (hereinafter referred to as the "Corporation"), a Corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 thereof, DOES HEREBY CERTIFY:

      That pursuant to authority conferred upon the board of directors by the Restated Certificate of Incorporation of said Corporation, as amended (hereinafter referred to as the "Certificate of Incorporation"), which authorizes the issuance of Preferred Stock, $.01 par value, of the Corporation in one or more series, the Board of Directors adopted the following resolution:

                           RESOLVED, that pursuant to the authority vested in
                  the Board of Directors of this Corporation in accordance with the provisions of the Restated Certificate of Incorporation, as amended, a series of Preferred Stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

                       Series C 8% Cumulative, Compounding
                          Exchangeable Preferred Stock

      Section 1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as "Series C 8% Cumulative, Compounding Exchangeable Preferred Stock" (the "Series C Preferred Stock"). The number of shares constituting such series shall be 1,000,000 (the "Original Issue Amount"). Subject to Section 4(c) hereof, such number of shares may be increased but not decreased by resolution of the Board of Directors.


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      Section 2. Dividends.

            (a) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation shall be entitled to receive dividends compounded annually in an amount per share equal to $.88 per annum. Dividends on shares of Series C Preferred Stock shall be payable, when, as and if declared by the Board of Directors of the Corporation out of funds legally available therefor, yearly on the last day of June in each year (each, a "Yearly Dividend Payment Date").

            (b) Dividends shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a Yearly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a yearly dividend and before such Yearly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Yearly Dividend Payment Date. Accrued but unpaid dividends shall compound and bear interest at 8%, or the maximum interest rate allowed by law, whichever is less. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

      Section 3. Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:

            (a) Except as otherwise required by law, by Section 3(b), Section 4(c) and Section 11 hereof, the holders of shares of Series C Preferred Stock shall vote together with the holders of shares of the Common Stock of the Corporation, par value $.001 per share, of the Company (the "Common Stock") on all matters submitted to the stockholders of the Corporation and not as a separate class, and each share of Series C Preferred Stock shall entitle the holder thereof to 110 votes (or the equivalent amount of voting power thereof as determined in good faith by the Board of Directors in case the Corporation shall
(i) subdivide its outstanding Common Stock into a greater number of shares, (ii) combine its outstanding Common Stock into a smaller number of shares, (iii) pay a dividend or make a distribution on its outstanding Common Stock in shares of its capital stock or (iv) issue by reclassification of its outstanding Common Stock (whether pursuant to a merger or consolidation or otherwise). Notwithstanding the foregoing, with respect to the election of directors, the voting rights of the holders of Series C Preferred Stock shall be limited to those set forth in Section 3(b)(ii) hereof and such holders of Series C Preferred Stock shall not have the additional right to vote together with the Common Stock for the election of other directors.

            (b) The holders of shares of Series C Preferred Stock shall have the following special director election rights:


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                  (i) Immediately upon the issuance of shares of Series C
Preferred Stock (the "Original Issue Date"), the authorized number of directors constituting the Board of Directors of the Corporation shall be seven directors.

                  (ii) From and after the Original Issue Date and until such time as less than 500,000 shares of the Series C Preferred Stock remains outstanding (the "Termination Date"), the holders of record of shares of Series C Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled to elect at a meeting of stockholders or by written consent in lieu thereof a majority of the Directors, initially being four directors, of the Corporation (each a "Series C Preferred Stock Director"). Until the Termination Date, any Series C Preferred Stock Director who shall have been elected pursuant to the provisions of this Section 3 may be removed at any time without cause only by the affirmative vote of a majority in voting power of the holders of record of shares of Series C Preferred Stock, voting separately as a class, to the exclusion of the holders of Common Stock. Any vacancy and any newly created directorships in a Series C Preferred Stock Director seat may be filled only by the affirmative vote of a majority in voting power of the holders of record of shares of Series C Preferred Stock, voting separately as a class, to the exclusion of the holders of Common Stock. Each Series C Preferred Stock Director shall serve until the next annual meeting of stockholders or until his successor shall be elected and qualified, or until his or her earlier resignation or removal, or until his or her right to hold such office terminates pursuant to the provisions of this Section 3(b).

                  (iii) From and after the Termination Date, the holders of shares of Series C Preferred Stock shall be divested of the foregoing special voting rights provided by this Section 3.

                  (iv) On the Termination Date, the term of office of each of the Series C Preferred Stock Directors, shall forthwith and without further action, terminate, and each of the former Series C Preferred Stock Directors shall automatically and without any further action remain on the Board of Directors and become a member of the Board of Directors at large until the next annual meeting of stockholders and until his or her successor shall be elected and qualified.

      Section 4. Certain Restrictions.

            (a) Whenever quarterly dividends or other dividends or distributions payable on shares of the Series C Preferred Stock as provided in Section 2 are in arrears, and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock;


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

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

                  (iii) purchase or otherwise acquire for consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity with or junior as to dividends or amounts payable upon dissolution of the Corporation to the Series C Preferred Stock.

            (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

            (c) So long as the Series C Preferred Stock is outstanding, the Corporation shall not issue or authorize for issuance shares of any class or series of capital stock of the Corporation other than Series C Preferred Stock or Common Stock without the affirmative vote of the holders of two-thirds of the outstanding shares of the Series C Preferred Stock, voting separately as a class.

      Section 5. Reacquired Shares. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

      Section 6. Liquidation, Dissolution or Winding Up.

            (a) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received an amount per share (the "Series C Liquidation Preference") equal to the Per Share Original Issue Price plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, multiplied by a factor of 105%. The Per Share Original Issue Price shall be $11.00.


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

            (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series C Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of shares of Series C Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

            (c) A merger or consolidation of the Corporation into or with another entity shall, at the sole election by affirmative vote of the holders of two-thirds of the outstanding shares of the Series C Preferred Stock (voting separately as a class), be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

      Section 7. Ranking. The Series C Preferred Stock shall rank senior to all other series of Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

      Section 8. Mandatory Redemption.

            (a) The Series C Preferred Stock shall not be Redeemable until the tenth anniversary of the Original Issue Date (the "Redemption Date"). On the Redemption Date, all but not less than all of the shares of Series C Preferred Stock shall be redeemed in accordance with this Section 8 or exchanged in accordance with Section 9 at the option of the holders of shares of Series C Preferred Stock unless earlier exchanged pursuant to Section 9 or 10. If any such holder elects to have the Corporation exchange all of such holder's outstanding shares of Series C Preferred Stock under Section 9 in lieu of redemption on the Redemption Date, then such holder shall surrender to the Corporation, at its principal executive office and such office or offices, if any, as the Board of Directors may determine, the certificate or certificates therefor, duly endorsed or assigned to the Corporation or in blank, representing the shares of Series C Preferred Stock to be exchanged, together with a written notice (a "Exchange Notice") to the Corporation requesting the exchange of all of such holder's shares of Series C Preferred Stock evidenced by such certificate or certificates. The Exchange Notice must be delivered to the Corporation at least 30 days prior to the Redemption Date. If a holder of shares of Series C Preferred Stock does not elect to have such holder's shares of Series C Preferred Stock exchanged, the stock shall be redeemed in accordance herewith. The redemption price per share of Series C Preferred Stock shall be the Per Share Original Issue Price, plus an amount equal to all accrued but unpaid dividends thereon (and any interest payable thereon) to the Redemption Date (the "Redemption Price") subject to there being lawfully available funds to make such payment. The Redemption Price shall be payable only in cash. Upon receipt of the certificate or certificates representing any holder's shares of Series C Preferred Stock who has not timely elected to exchange stock pursuant to Section 9, the Corporation shall promptly mail or deliver to the holder of the shares represented by such certificate or certificates an amount equal to the Redemption Price for such shares. If there are not lawfully available funds to pay an amount equal to accrued and unpaid dividends, interest and distributions on the Series C Preferred Stock through the Redemption Date, the deficiency will be paid in shares of Common Stock having an aggregate Fair Market Value equal to the amount of the deficiency.


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      Section 9. Optional Exchange Rights.

            (a) Each holder of shares of Series C Preferred Stock shall have the right, at any time and at such holder's option, to exchange all but not less than all of such holder's shares of Series C Preferred Stock for shares of Common Stock, warrants to purchase shares of Common Stock and cash as set forth in this Section 9.

            (b) Each share of Series C Preferred Stock shall be exchangeable at the principal office of the Corporation, and at such other office or offices, if any, as the Board of Directors may designate, for (1) 47.826087 shares of validly issued, fully paid and non-assessable shares of Common Stock (or the equivalent value thereof as determined in good faith by the Board of Directors in case the Corporation shall (i) subdivide its outstanding Common Stock into a greater number of shares, (ii) combine its outstanding Common Stock into a smaller number of shares, (iii) pay a dividend or make a distribution on its outstanding Common Stock in shares of its capital stock or (iv) issue by reclassification of its outstanding Common Stock (whether pursuant to a merger or consolidation or otherwise), plus (2) a warrant to purchase 62.870447 shares (or the equivalent value thereof as determined in good faith by the Board of Directors in case the Corporation shall (i) subdivide its outstanding Common Stock into a greater number of shares, (ii) combine its outstanding Common Stock into a smaller number of shares, (iii) pay a dividend or make a distribution on its outstanding Common Stock in shares of its capital stock or (iv) issue by reclassification of its outstanding Common Stock (whether pursuant to a merger or consolidation or otherwise) of Common Stock at a price of $0.23 per share exercisable for five years following the Optional Exchange Date in a form mutually agreeable to the holders of Series C Preferred Stock and the Corporation, plus (3) an amount equal to accrued and unpaid dividends, interest, and distributions on the Series C Preferred Stock, whether or not declared, to the date of such exchange (collectively, the "Optional Exchange Price") subject to there being lawfully available funds to make such payment. If there are not lawfully available funds to pay an amount equal to accrued and unpaid dividends, interest and distributions on the Series C Preferred Stock to the Optional Exchange Date, the deficiency will be paid in shares of Common Stock having an aggregate Fair Market Value equal to the amount of the deficiency.

            (c) Shares of Series C Preferred Stock shall be deemed to have been exchanged immediately prior to the close of business on the day of the surrender of the certificate or certificates for such shares for exchange in accordance with the foregoing provisions, and the person or persons entitled to receive the Optional Exchange Price shall be treated for all purposes as the record holder or holders of shares of Common Stock issuable upon exchange at such time. As promptly as practicable on or after the exchange date, the Corporation shall issue and deliver at such office or offices aforesaid a certificate or certificates for the number of shares of Common Stock issuable upon such exchange, together with the warrants, and accrued but unpaid dividend, interest and distributions payable upon exchange, to the person or persons entitled to receive the same.


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            (d) For purposes of this Section 9, the term "Optional Exchange
Date" means the date on which the shares of Series C Preferred Stock are to be exchanged for the Optional Exchange Price by the Corporation.

            (e) For purposes of this Certificate of Designation, Preferences and Rights of Series C 8% Cumulative, Compounding Exchangeable Preferred Stock (the "Certificate of Designation"), the term "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            (f) For purposes of this Certificate of Designation, the term "Closing Price" with respect to a share of Common Stock on any day means, the last reported sale price on that day or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices, regular way, on that day, in either case, as reported in the consolidated transaction reporting system with respect to securities quoted on Nasdaq or, if the shares of Common Stock are not quoted on Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not quoted on Nasdaq and not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices on such other nationally recognized quotation system then in use, or, if on any such day the shares of Common Stock are not quoted on any such quotation system, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors making a market in the shares of Common Stock. If the shares of Common Stock are not publicly held or so listed, quoted or publicly traded, the term "Closing Price" means the fair market value of a share of Common Stock, as determined in good faith by the Board of Directors.

            (g) The Fair Market Value per share of Common Stock shall be deemed to be the volume weighted average of the daily Closing Prices for 30 consecutive Trading Days ending on (1) the Redemption Date for purposes of Section 8, (2) the Optional Exchange Date for purposes of Section 9, and (3) the Mandatory Exchange Date for purposes of Section 10.

            (h) For purposes of this Certificate of Designation, the term "Trading Days" means any day on which Nasdaq is open for trading, or if the shares of Common Stock are not quoted on Nasdaq, any day on which the principal national securities exchange or national quotation system on which the shares of Common Stock are listed, admitted to trading or quoted is open for trading, or if the shares of Common Stock are not so listed, admitted to trading or quoted, any Business Day.


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      Section 10. Mandatory Exchange.

            (a) If at any time following the fifth anniversary of the Original Issue Date (the "Mandatory Exchange Date") until a Termination Date, the Closing Price of a share of Common Stock is or exceeds $2.00 per share (or the equivalent value thereof as determined in good faith by the Board of Directors in case the Corporation shall (i) subdivide its outstanding Common Stock into a greater number of shares, (ii) combine its outstanding Common Stock into a smaller number of shares, (iii) pay a dividend or make a distribution on its outstanding Common Stock in shares of its capital stock or (iv) issue by reclassification of its outstanding Common Stock (whether pursuant to a merger or consolidation or otherwise) for at least 120 consecutive Trading Days then the Board of Directors of the Corporation (with the Series C Preferred Stock Directors abstaining from voting or any duly authorized committee thereof) may, at its option, require the holders of the Series C Preferred Stock to exchange all but not less than all of the then outstanding shares of Series C Preferred Stock into shares of Common Stock, warrants to purchase shares of Common Stock and cash as set forth in this Section 10.

            (b) Each share of Series C Preferred Stock shall be exchangeable at the principal office of the Corporation, and at such other office or offices, if any, as the Board of Directors may designate for (1) 47.826087 shares of validly issued, fully paid and non-assessable shares of Common Stock (or the equivalent value thereof as determined in good faith by the Board of Directors in case the Corporation shall (i) subdivide its outstanding Common Stock into a greater number of shares, (ii) combine its outstanding Common Stock into a smaller number of shares, (iii) pay a dividend or make a distribution on its outstanding Common Stock in shares of its capital stock or (iv) issue by reclassification of its outstanding Common Stock (whether pursuant to a merger or consolidation or otherwise), plus (2) a warrant to purchase 62.870447 shares of Common Stock (or the equivalent value thereof as determined in good faith by the Board of Directors in case the Corporation shall (i) subdivide its outstanding Common Stock into a greater number of shares, (ii) combine its outstanding Common Stock into a smaller number of shares, (iii) pay a dividend or make a distribution on its outstanding Common Stock in shares of its capital stock or (iv) issue by reclassification of its outstanding Common Stock (whether pursuant to a merger or consolidation or otherwise) at a price of $0.23 per share exercisable for five years following the Mandatory Exchange Date in a form mutually agreeable to the Corporation and the holders of Series C Preferred Stock, plus (3) an amount equal to accrued and unpaid dividends, interest and distributions on the Series C Preferred Stock, whether or not declared, to the date of such exchange (collectively, the "Mandatory Exchange Price") subject to there being lawfully available funds to make such exchange. If there are not lawfully available funds to pay an amount equal to accrued and unpaid dividends, interest and distributions on the Series C Preferred Stock to the Mandatory Exchange Date, the deficiency will be paid in shares of Common Stock having an aggregate Fair Market Value equal to the amount of the deficiency.

            (c) Immediately upon the effectiveness of the action of the Board of Directors of the Corporation ordering the exchange of all of the shares of Series C Preferred Stock pursuant to paragraph (a) of this Section 10 and without any further action and without any notice, all rights with respect to the Series C Preferred Stock shall terminate and the only right thereafter of a holder of such Series C Preferred Stock shall be to receive the Mandatory Exchange Price. The Corporation shall promptly give public notice via press release of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Corporation shall promptly mail a notice of any such exchange to all of the holders of the Series C Preferred Stock so exchanged at their last addresses as they appear upon the registry books of the Corporation. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state, in addition to any information required by law or by the applicable rules of any exchange upon which Series C Preferred Stock may be listed or admitted to trading: (i) the Mandatory Exchange Date; and (ii) the place or places where certificate or certificates for such stock are to be surrendered for exchange.


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      Section 11. Amendment. At any time that any shares of Series C Preferred
Stock are outstanding, the Certificate of Incorporation of the Corporation shall not be amended, directly or indirectly, by merger, consolidation or otherwise, which would materially alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series C Preferred Stock, voting separately as a class.

      Section 12. Fractional Shares. Series C Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, and participate in distributions and to have the benefit of all other rights of holders of shares of Series C Preferred Stock.


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      IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its duly authorized officer, this 17th day of June, 2005.


                                                      ISECURETRAC CORP.


                                                      /s/ Thomas E. Wharton, Jr.
                                                      --------------------------
                                                      Thomas E. Wharton, Jr.
                                                      President & CEO


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